ContiFinancial Corporation
Calculation of Earnings Per Share
For the three months ended June 30, 1999


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Basic and Diluted Computation for the three months ended June 30,1999

Weighted average shares outstanding:

  Common stock excluding shares relating to employee incentive plans       45,432,465

  Vested Restricted Shares Outstanding during the Quarter                   1,016,223
                                                                        -------------
Weighted Average Shares Outstanding                                        46,448,688
                                                                        -------------
Quarter income (loss)                                                   ($237,717,000)
                                                                        -------------
Basic and Diluted Earnings Per Share                                           ($5.12)
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